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                                 Exhibit H.(II)

                              AMENDMENT NUMBER 1 TO
                      TRANSFER AGENCY AND SERVICE AGREEMENT

     Pursuant to the Transfer Agency and Service Agreement by and among THE HARTFORD MUTUAL FUNDS, INC., THE HARTFORD MUTUAL FUNDS II, INC. and HARTFORD ADMINISTRATIVE SERVICES COMPANY dated as of February 1, 2006, Exhibit A attached hereto is hereby amended.

                                        THE HARTFORD MUTUAL FUNDS, INC.
                                        THE HARTFORD MUTUAL FUNDS II, INC.


                                        By: /s/ David M. Znamierowski
                                            ------------------------------------
                                        Name: David M. Znamierowsi
                                        Title: President


                                        HARTFORD ADMINISTRATIVE SERVICES COMPANY


                                        By: /s/ Robert M. Arena
                                            ------------------------------------
                                        Name: Robert M. Arena
                                        Title: Vice President

Effective Date: November 1, 2006

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                                                                       EXHIBIT A

                                 TA FEE SCHEDULE
                        (as amended on November 1, 2006)

Class A, B, C and I Shares:

     $32 per Check & App Shareholder Participant Account
     $24 per Omnibus Shareholder Participant Account
     $20 per Network Shareholder Participant Account
     $18 per Third Party Shareholder Participant Account

Class Y Shares:

     0.05% of assets in each Portfolio; provided however, that the annual aggregate TA Fee paid by the Funds for Class Y Shares shall not exceed $150,000.

The TA Fee shall include all out of pocket expenses otherwise payable by a Portfolio pursuant to Section 2.2 and 2.3 of the Agreement except for postage, solicitation, tabulation and printing expenses related to proxy solicitation, unless otherwise agreed to by the Funds and HASCO.